For period ending 05/31/01								Exhibit 77Q (1)

File number 811-8765

	SUB-ADVISORY CONTRACT
	Contract made as of February 8, 2001 between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and UBS ASSET MANAGEMENT (NEW YORK), INC., a New York corporation ("Sub-Adviser").
	RECITALS
	(1)	Mitchell Hutchins has entered into an Investment Management
and Administration Contract, dated February 8, 2001
("Management Agreement"), with Managed High Yield Plus Fund Inc., a closed-end management investment company registered under the
Investment Company Act of 1940, as amended ("1940 Act") ("Fund");
(2)	Mitchell Hutchins wishes to retain the Sub-Adviser to furnish certain investment advisory services to Mitchell Hutchins and the
Fund; and
	(3)	The Sub-Adviser is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:
1.	Appointment.  Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund for the period and on the terms set forth in this Contract.  The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
(a)	Subject to the supervision and direction of the Fund's Board of Directors ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board or Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for all or, if subsequently so specified by Mitchell Hutchins, a designated portion ("Segment") of the assets of the Fund,
including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Fund or Segment.  The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund or Segment.  The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Fund or Segment.  The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Fund or Segment.  The Sub-Adviser understands that the Fund's assets need to be managed so as to permit it to qualify or to continue to qualify as a regulated investment company under
Subchapter M of the Internal Revenue Code, as amended ("Code").
The Sub-Adviser will provide services under this Contract in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's currently effective
registration statement under the 1940 Act, and any amendments or supplements thereto ("Registration Statement").
(b)	The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution;
provided that, on behalf of the Fund, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio
transactions on behalf of the Fund or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular
transaction or of the overall responsibility of the Sub-Adviser to the Fund and its other clients and that the total commissions paid by the Fund or Segment will be reasonable in relation to the benefits to the Fund over the long term.  In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.  The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Fund or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates.  Whenever the
Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  Mitchell Hutchins
recognizes that in some cases this procedure may adversely
affect the results obtained for the Fund or Segment.
(c)	The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and
regulations promulgated thereunder with respect to transactions by the Sub-Adviser on behalf of the Fund or Segment, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request.
In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund.
(d)	At such times as shall be reasonably requested by the Board
or Mitchell Hutchins, the Sub-Adviser will provide the Board and
Mitchell Hutchins with economic and investment analyses and
reports as well as quarterly reports setting forth the performance of the Fund or Segment and make available to the Board and
Mitchell Hutchins any economic, statistical and investment
services that the Sub-Adviser normally makes available to its institutional or other customers.
(e)	In accordance with procedures adopted by the Board, as
amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the
Fund or Segment and will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of
business from an automated pricing service.
2.	Further Duties.  In all matters relating to the performance
of this Contract, the Sub-Adviser will act in conformity with the
Fund's Articles of Incorporation, By-Laws and Registration
Statement and with the written instructions and written directions of the Board and Mitchell Hutchins; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each;
Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Fund.  Mitchell
Hutchins agrees to provide to the Sub-Adviser copies of the Fund's
Articles of Incorporation, By-Laws, Registration Statement, written instructions, directions and guidelines of the Board and
Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with
Mitchell Hutchins (other than PaineWebber Incorporated
and Mitchell Hutchins itself).
	4.	Expenses.  During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract.  The Sub-Adviser shall not be
responsible for any expenses incurred by the Fund or
Mitchell Hutchins.
	5.	Compensation.
(a)	For the services provided and the expenses assumed by
the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the Fund, will pay to the Sub-Adviser a sub-advisory fee,
computed weekly and paid monthly, at an annual rate of 0.2375% of the average weekly net assets of the Fund (computed in the manner specified in the Management Agreement).  Mitchell Hutchins will provide the Sub-Adviser with a schedule showing the manner
in which the fee was computed.  If the Sub-Adviser is managing a
Segment, its fees will be based on the value of assets of the Fund within the Sub-Adviser's Segment.
(b)	The fee shall be accrued weekly and payable monthly
to the Sub-Adviser on or before the last business day of the next succeeding calendar month.
(c)	If this Contract becomes effective or terminates before the
end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated
according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.
	6.	Limitation of Liability.
(a)	The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, its
shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.
(b)	In no event will the Sub-Adviser have any responsibilities
for any portion of the Fund's investments not managed by the
Sub-Adviser or for the acts or omissions of any other sub-adviser to the Fund.
		In particular, in the event the Sub-Adviser shall manage only a portion of the Fund's investments, the Sub-Adviser shall have no responsibility for the Fund's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Fund as a whole or for the Fund's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such segment were deemed a separate
"regulated investment company" under the Code.
		Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
7.	Representations of Sub-Adviser.  The Sub-Adviser represents, warrants and agrees as follows:
(a)	The Sub-Adviser (i) is registered as an investment adviser
under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the
applicable requirements of any regulatory or industry
self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this
Contract; and (v) will promptly notify Mitchell Hutchins of
the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
(b)	The Sub-Adviser has adopted a written code of ethics and
appropriate procedures complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the
Board with a copy of such code of ethics, together with evidence of its adoption.  Within fifteen days of the end of the last calendar quarter of each year that this Contract is in effect, an officer of the Sub-Adviser shall certify to Mitchell Hutchins that the Sub-Adviser has complied with the requirements of Rule
17j-1 during the previous year and that there has been no material violation of the Sub-Adviser's code of ethics or, if such a
violation has occurred, that appropriate action was taken in response to such violation.  Upon the written request of Mitchell
Hutchins, the Sub-Adviser shall permit Mitchell Hutchins, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1 and all other records relevant to the Sub-Adviser's code of ethics.
(c)	The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV, as most recently filed with the Securities and
Exchange Commission ("SEC"), and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.
(d)	The Sub-Adviser will notify Mitchell Hutchins of any change
of control of the Sub-Adviser, including any change of its
general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Sub-Adviser, in each case prior to, or promptly after,
such change.
(e)	The Sub-Adviser agrees that neither it, nor any of its
affiliates, will in any way refer directly or indirectly to its relationship with the Fund, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the rior express written consent of Mitchell Hutchins.
8.	Services Not Exclusive.  The services furnished by the
Sub-Adviser hereunder are not to be deemed exclusive and the
Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing.  Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
	9.	Duration and Termination.
(a)	This Contract shall become effective upon the day and
year first written above, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties
to this Contract or interested persons of any such party
("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.
(b)	Unless sooner terminated as provided herein, this Contract
shall continue in effect for two years from the date first above written.  Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent
Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.
(c)	Notwithstanding the foregoing, with respect to the Fund, this
Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of
the outstanding voting securities of the Fund on sixty days'
written notice to the Sub-Adviser and may be terminated by the
Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to Mitchell Hutchins.  The Contract may also be terminated, without payment of penalty, by Mitchell
Hutchins (i) upon sixty days written notice to the Sub-Adviser,
(ii) upon material breach by the Sub-Adviser of any of the
representations and warranties set forth in Paragraph 7 of this
Contract, if such breach shall not have been cured within a
20 day period after notice of such breach or (iii) if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this
Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund.  This contract will terminate automatically in the event of its assignment.
	10.	Amendment of this Contract.  No provision of this Contract
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  No amendment of this Contract as to the Fund shall be effective until approved by vote of the Independent Directors or a majority of the Fund's outstanding voting securities.
11.	Governing Law.  This Contract shall be construed in
accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles
thereof.  To the extent that the applicable laws of the State of
New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12.	Miscellaneous.  The captions in this Contract are included
for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby.  This
Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  As used in this Contract, the terms "majority of the outstanding
voting securities," "affiliated person," "interested person,"
"assignment," "broker," "investment adviser," "net assets,"
"sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.  Where the effect of a requirement of the federal securities laws
reflected in any provision of this Contract is made less
restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  This
Contract may be signed in counterpart.
13.	Notices.  Any notice herein required is to be in writing
and is deemed to have been given to the Sub-Adviser or Mitchell
Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein).
All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Larysa Bemko, Director.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.





MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
Attest:	/s/Evelyn DeSimone

	Name:  Evelyn DeSimone
	Title:
By:	/s/ Dianne E. O'Donnell
Name:   Dianne E. O'Donnell
Title:	Senior Vice President






UBS ASSET MANAGEMENT (NEW YORK), INC.
10 East 50th Street
New York, New York 10022
Attest:	/s/ Mark F. Kemper

	Name: Mark F. Kemper
	Title:  Secretary
By:	/s/ Benjamin F. Lenhardt Jr.

	Name: Benjamin F. Lenhardt Jr.
	Title:  President


For period ending 11/30/00
	Exhibit 77Q (1)

File number 811-8765



INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of February 8, 2001, between MANAGED HIGH YIELD
PLUS FUND INC., a Maryland corporation ("Fund"), and MITCHELL
HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act").
WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end, diversified management investment company, and has registered shares of its common stock ("Shares") for sale to the public under the Securities
Act of 1933, as amended ("1933 Act"); and
WHEREAS the Fund desires and intends to have one or more
investment advisers ("Sub-Advisers") provide investment advisory and portfolio management services to the Fund; and
WHEREAS the Fund desires to retain Mitchell Hutchins as investment manager and administrator to furnish certain administrative and portfolio management services to the Fund, and Mitchell Hutchins is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and mutual
covenants herein contained, it is agreed between the parties hereto as follows:
1.	Appointment.  The Fund hereby appoints Mitchell
Hutchins as investment manager and administrator of
the Fund for the period
and on the terms set forth in this Contract.  Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.
2. 	Duties as Investment Manager; Appointment of Sub-Advisers
(a)	Subject to the oversight and direction of the
Fund's Board of Directors ("Board"), Mitchell
Hutchins will provide to the Fund investment
management evaluation services principally by
performing initial reviews of prospective Sub-Advisers for the Fund and overseeing and monitoring performance of the Sub-Advisers thereafter. Mitchell Hutchins agrees to report to the Fund the results of its evaluation, oversight and monitoring functions and to keep books and records of the Fund in connection therewith. Upon the request of the Board, Mitchell Hutchins will provide portfolio management services with respect to any portion of the Fund's assets for which no Sub-Adviser is responsible. Mitchell Hutchins further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Fund whether agreements with
the Sub-Advisers should be renewed, modified or terminated.
(b)	Mitchell Hutchins is responsible for informing
the Sub-Advisers of the investment objective(s),
policies and
restrictions of the Fund, for informing or ascertaining that it is aware of other legal and regulatory responsibilities applicable to the Sub-Advisers with respect to the Fund, and for monitoring the Sub-Advisers' discharge of their duties; but Mitchell Hutchins is not responsible for the specific actions (or inactions) of any Sub-Adviser in the performance of the duties assigned to it.
	(c)	With respect to each Sub-Adviser for the Fund,
Mitchell Hutchins shall enter into a contract ("Sub-Advisory Agreement") with the Sub-Adviser in substantially the form previously approved by the Board and shall seek approval of the Board or the Fund's shareholders in a manner consistent with the 1940 Act, the rules thereunder or any applicable exemptive order.
	(d)	Mitchell Hutchins shall be responsible for the fees
payable to and shall pay the Sub-Advisers of the Fund the fee as specified in the Sub-Advisory Agreement relating thereto.
	(e)	In the event that the Board shall request that Mitchell
Hutchins provide portfolio management services to the Fund, Mitchell Hutchins shall comply with this paragraph 2(e). Mitchell Hutchins agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution;
provided that Mitchell Hutchins may, in its discretion, use
brokers who provide the Fund with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund, and Mitchell Hutchins may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of
Mitchell Hutchins to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.  In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Mitchell Hutchins may aggregate sales and purchase orders with respect to the assets of the Fund with
similar orders being made simultaneously for other accounts advised by Mitchell Hutchins or its affiliates. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the
Fund. In providing any portfolio management services, Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of
Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940
Act and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund. In providing any portfolio management services, Mitchell Hutchins will oversee the computation of the net asset value and the net income of the Fund as described in the currently effective
registration statement of the Fund under the 1940 Act and any amendments or supplements thereto ("Registration Statement") or as more frequently requested by the Board.  The Fund hereby
authorizes Mitchell Hutchins and any entity or persons associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section
11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and the
Fund hereby consents to the retention of compensation by Mitchell Hutchins or any entity or persons associated with Mitchell Hutchins for such transactions.
3.	Duties as Administrator.  Mitchell Hutchins will administer
the affairs of the Fund subject to the oversight and direction of the Board and the following understandings:
	(a)	Mitchell Hutchins will supervise all aspects of the
operations of the Fund, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of any of its responsibilities with respect to the conduct of the affairs of the Fund.
	(b) 	Mitchell Hutchins will provide the Fund with such
corporate, administrative and clerical personnel  (including officers of the Fund) and services as are reasonably deemed
necessary or advisable by the Board, including the maintenance of books and records of the Fund in connection with the administration of the Fund.
(c)	Mitchell Hutchins will arrange, but not pay, for
the periodic preparation, updating, filing and
dissemination (as
applicable) of the Fund's Registration Statement, proxy material, tax returns and required reports to the Fund's shareholders and the Securities and Exchange Commission ("Commission") and other appropriate federal or state regulatory authorities.
(d)	Mitchell Hutchins will provide the Fund with, or
obtain for it, adequate office space and all
necessary office
equipment and services, including telephone service, heat,
utilities, stationery supplies and similar items.
	(e) 	Mitchell Hutchins will provide the Board on a regular
basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.
4.	Further Duties. In all matters relating to the performance
of this Contract, Mitchell Hutchins will act in conformity with the Articles of Incorporation, By-Laws and the Registration Statement of
 the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, and all other applicable federal and state laws and regulations.
5.	Services Not Exclusive. The services furnished by
Mitchell Hutchins hereunder are not to be deemed
exclusive and Mitchell
Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract, the Fund will
bear all expenses, not specifically assumed by
Mitchell Hutchins,
incurred in its operations and the offering of its shares.
(b)	Expenses borne by the Fund will include but not
be limited to the following (which shall be in
addition to the fees
payable to and expenses incurred on behalf of the Fund by Mitchell Hutchins under this contract): (i) the cost (including brokerage commissions) of securities purchased or sold by the Fund and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Fund by Mitchell Hutchins under this Contract; (iii) organizational and offering expenses of the
Fund, whether or not advanced by Mitchell Hutchins; (iv) filing fees and expenses relating to the registration and qualification of the Fund's Shares under the federal and state securities laws; (v) fees and salaries payable to the Fund's directors and officers who are not interested persons of the Fund or Mitchell Hutchins; (vi) all expenses incurred in connection with the directors' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees; (viii) costs of any liability, uncollectible items of deposit and any other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (x) legal, accounting and auditing expenses, including legal fees of special counsel for those directors of the Fund who are not interested persons of the Fund;
(xi) charges of custodians, transfer agents and other agents
(including any lending agent); (xii) costs of preparing share certificates; (xiii) costs of setting in type, printing and mailing reports and proxy materials to shareholders; (xiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, directors and agents)
incurred by the Fund; (xv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xvi) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xvii) the costs of investment company literature and other publications provided by the Fund to its directors and officers; (xviii) costs of mailing, stationery and communications equipment;
(xix) charges and expenses of any outside pricing service used to value portfolio securities; (xx) interest on borrowings of the Fund;
(xxi) fees and expenses of listing and maintaining any listing of the Fund's Shares on any national securities exchange; (xxii) expenses incident to any dividend reinvestment plan; and (xxiii) costs and expenses (including rating agency fees) associated with the issuance of any preferred stock.
	(c) 	The Fund may pay directly any expenses incurred by it
in its normal operations and, if any such payment is consented to by Mitchell Hutchins and acknowledged as otherwise payable by Mitchell Hutchins pursuant to this Contract, the Fund may reduce the fee payable to Mitchell Hutchins pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
	(d) 	Mitchell Hutchins will assume the cost of any
compensation for services provided to the Fund received by the officers of the Fund and by those directors who are interested persons of the Fund.
	(e) 	The payment or assumption by Mitchell Hutchins of any
expenses of the Fund that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Fund on any subsequent occasion.
7. 	Compensation.
	(a)	 For the services provided and the expenses assumed
pursuant to this Contract, the Fund will pay to Mitchell Hutchins a fee, computed weekly and paid monthly, at an annual rate of 0.70%
of the Fund's average weekly total assets minus liabilities other than the Fund's aggregate indebtedness constituting leverage.
	(b)	The fee shall be computed weekly and paid monthly to
Mitchell Hutchins on or before the first business day of the next succeeding calendar month.
	(c)	If this Contract becomes effective or terminates
before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
8.	Limitation of Liability of Mitchell Hutchins.  Mitchell
Hutchins and its officers, directors, employees and delegates, including any Sub-Adviser or sub-administrator to the Fund, shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.  Any person, even though also an officer,
director, employee, or agent of Mitchell Hutchins, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.
9. 	Duration and Termination.
	(a)	This Contract shall become effective upon the day and
year first written above, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.
	(b)	Unless sooner terminated as provided herein, this
Contract shall continue in effect for two years from the date first above written. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.
	(c)	Notwithstanding the foregoing, this Contract may be
terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to Mitchell Hutchins and may be terminated by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Fund.  Termination of this Contract shall in no way affect the continued validity of this Contract.  This contract will terminate automatically in the event of its assignment.
10.	Amendment of this Contract.  No provision of this Contract
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which
enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract shall be effective until approved by vote of the Independent Directors or a majority of the Fund's outstanding voting securities.
11.	Governing Law.  This Contract shall be construed in
accordance with the laws of the State of New York,
without giving
effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the
State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
12.	Miscellaneous.  The captions in this Contract are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Commission by any rule, regulation or order. Where the effect of a requirement of the 1940
Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


MANAGED HIGH YIELD PLUS FUND INC.
Attest:  /s/ Cristina Paradiso

Name:
Title:
By  	/s/ Keith A. Weller

Name:  Keith A. Weller
Title:  Vice President and
Assistant Secretary

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:   /s/ Cristina Paradiso

Name:
Title:
By  	/s/Dianne E. O'Donnell
Name:  Dianne E. O'Donnell
Title:	Senior Vice President




13


DC-430198 v2 0302764-204